UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Term Credit Agreement Amendment

On April 27, 2012, YRC Worldwide Inc. (the “Company”), with unanimous lender approval, entered into Amendment No. 2 to Amended and Restated Credit Agreement (the “Term Credit Agreement Amendment”), which amends its Amended and Restated Credit Agreement, dated as of July 22, 2011, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, National Association as administrative agent (as amended, modified or supplemented on or prior to the date hereof, the “Term Credit Agreement”).

The Term Credit Agreement Amendment resets the covenants regarding minimum Consolidated EBITDA, maximum Total Leverage Ratio and minimum Interest Coverage Ratio (as such terms are defined in the Term Credit Agreement) for each of the remaining test periods as follows:

Four Consecutive Fiscal Quarters Ending	Minimum Consolidated EBITDA	Maximum Total Leverage Ratio	Minimum Interest Coverage Ratio
March 31, 2012	$160,000,000	9.0 to 1.00	1.00 to 1.00
June 30, 2012	$145,000,000	10.0 to 1.00	1.00 to 1.00
September 30, 2012	$155,000,000	9.6 to 1.00	0.95 to 1.00
December 31, 2012	$170,000,000	8.6 to 1.00	1.05 to 1.00
March 31, 2013	$200,000,000	7.4 to 1.00	1.20 to 1.00
June 30, 2013	$235,000,000	6.5 to 1.00	1.45 to 1.00
September 30, 2013	$260,000,000	6.0 to 1.00	1.60 to 1.00
December 31, 2013	$275,000,000	5.7 to 1.00	1.65 to 1.00
March 31, 2014	$300,000,000	5.1 to 1.00	1.80 to 1.00
June 30, 2014	$325,000,000	4.8 to 1.00	1.90 to 1.00
September 30, 2014	$355,000,000	4.6 to 1.00	2.10 to 1.00
December 31, 2014	$365,000,000	4.4 to 1.00	2.15 to 1.00

The Term Credit Agreement Amendment also, among other things, (i) permits the sale of certain specified parcels of real estate without counting such asset sales against the annual $25.0 million limit on asset sales and permits the Company to retain the net cash proceeds from such asset sales for the payment or settlement of workers’ compensation and bodily injury and property damage claims and (ii) allows the Company to addback to Consolidated EBITDA for purposes of the applicable financial covenants the fees, costs and expenses incurred in connection with the Term Credit Agreement Amendment, the ABL Amendment (as defined below) and the Company’s contribution deferral agreement.

ABL Amendment

On April 27, 2012, YRCW Receivables LLC, a wholly-owned subsidiary of the Company (the “ABL Borrower”), with unanimous lender approval, entered into Amendment No. 3 to Credit Agreement (the “ABL Amendment”), which amends its Credit Agreement, dated as of July 22, 2011, by and among the ABL Borrower, the Company as servicer, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, modified or supplemented on or prior to the date hereof, the “ABL Credit Agreement”). The ABL Amendment resets the Company’s minimum Consolidated EBITDA (as such term is defined in the ABL Credit Agreement) for each of the remaining test periods in a manner identical to the proposed amendment of minimum Consolidated EBITDA in the Term Credit Agreement Amendment (including the addback for the fees, costs and expenses described above).

A copy of the Term Credit Agreement Amendment is attached as Exhibit 99.1 hereto, and a copy of the ABL Amendment is attached as Exhibit 99.2 hereto and each is incorporated by reference. The description of each proposed amendment is qualified in its entirety by reference thereto.

Item 7.01. Regulation FD Disclosure.

On April 30, 2012, the Company announced that it entered into the Term Credit Agreement Amendment and the ABL Amendment. A copy of the news release announcing the amendments is attached as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Amendment No. 2 to Amended and Restated Credit Agreement, by and among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.

99.2	Amendment No. 3 to Credit Agreement, by and among YRCW Receivables LLC, as borrower, and the lenders party thereto.

99.3	News release dated April 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 30, 2012	By:	/s/ Michelle A. Russell

Michelle A. Russell
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 2 to Amended and Restated Credit Agreement, by and among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.

99.2	Amendment No. 3 to Credit Agreement, by and among YRCW Receivables LLC, as borrower, and the lenders party thereto.

99.3	News release dated April 30, 2012

5